EXHIBIT 10.2
SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY
AGREEMENT
     This Second Amendment to Amended and Restated Loan and Security Agreement (the “Second Amendment”) is made as of this 3rd day of October, 2007 by and among
     National City Business Credit, Inc., an Ohio corporation with offices at 1965 E. Sixth Street, Cleveland, Ohio 44114, as administrative agent (in such capacity, herein the “Administrative Agent”), for the ratable benefit of the “Revolving Credit Lenders”, who are, at present, those financial institutions identified on the signature pages of this Second Amendment and who in the future are those Persons (if any) who become “Revolving Credit Lenders” in accordance with the provisions of the Loan Agreement (as defined below);
     National City Business Credit, Inc., as collateral agent (in such capacity, herein the “Collateral Agent”), for the ratable benefit of the Revolving Credit Lenders;
     and
     The Revolving Credit Lenders;
     and
     Value City Department Stores LLC (in such capacity, the “Lead Borrower”), an Ohio limited liability company with its principal executive offices at 3241 Westerville Road, Columbus, Ohio 43224-3751, as agent for the following (individually, a “Borrower” and collectively, the “Borrowers”):
Said Value City Department Stores LLC (“VCDS LLC”); and
Gramex Retail Stores, Inc. (“Gramex”), a Delaware corporation with its principal executive offices at 3241 Westerville Road, Columbus, Ohio 43224; and
Filene’s Basement, Inc. (“Filene’s”), a Delaware corporation with its principal executive offices at 3241 Westerville Road, Columbus, Ohio 43224-3751; and
Value City of Michigan, Inc. (“VC Michigan”), a Michigan corporation with its principal executive offices at 36901 Warren Road, Westland, Michigan 48185;
GB Retailers, Inc. (“GBR”), a Delaware corporation with its principal executive offices at 3241 Westerville Road, Columbus, Ohio 43224; and

Retail Ventures Jewelry, Inc. (“Jewelry”), an Ohio corporation with its principal executive offices at 3241 Westerville Road, Columbus, Ohio 43224;
in consideration of the mutual covenants contained herein and benefits to be derived herefrom,
WITNESSETH:
A.	Reference is hereby made to that certain Amended and Restated Loan and Security Agreement dated as of July 5, 2005 (the “Loan Agreement”) among (i) the Lead Borrower, (ii) the other Borrowers, (iii) the Revolving Credit Lenders, (iv) the Administrative Agent, and (v) the Collateral Agent.

B.	VCDS LLC and GBR intend to sell, assign and transfer certain of their leasehold interests, more particularly described on Exhibit 1.7A hereto (collectively, the “Leaseholds”) in accordance with the terms and conditions of that certain Agreement to Acquire Leases and Lease Properties dated as of October 3, 2007 by and between, among others, VCDS LLC, GBR and Burlington Coat Factory Warehouse Corporation.

C.	The sale of the Leaseholds by VCDS LLC and GBR without the consent of the Majority Lenders would constitute an Event of Default under the Loan Agreement.

D.	The Parent and the Borrowers have requested that the Revolving Credit Lenders consent to the sale of the Leaseholds by VCDS LLC and GBR, waive any Events of Default arising therefrom, and modify and amend certain provisions of the Loan Agreement.

E.	The Revolving Credit Lenders have agreed to so consent, waive and modify certain provisions of the Loan Agreement as provided herein.
     Accordingly, the parties hereto agree as follows:
1.	Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

2.	Amendments to Loan Agreement.
a.	Amendments to Article 1 of Loan Agreement. The provisions of Article 1 of the Loan Agreement are hereby amended as follows :
(a)	The definition of “Permitted Disposition” is hereby amended by deleting the period at the end of clause (h)(D) and adding the following new clause:

and; (i) the sale, assignment or other disposition of the Designated Leaseholds for cash consideration and any “going out of business” sales of Inventory with respect to such Designated Leaseholds, in accordance with the terms of. the Burlington Agreement.
(b)	The definition of “Permitted Indebtedness” is hereby amended by deleting the word “and” at the end of clause (n), relettering clause (o) as clause (p) and inserting the following new clause (o):

(o) Indebtedness consisting of the RVI Indemnity as defined in the Burlington Agreement; and

(c)	The following definitions are hereby added to Article I of the Loan Agreement in appropriate alphabetical order:

“Burlington Agreement”: that certain Agreement to Acquire Leases and Lease Properties dated as of October 3, 2007 by and between, among others, VCDS LLC, GBR and Burlington Coat Factory Warehouse Corporation.

“Designated Leaseholds”: Those certain Leases and Leasehold Interests of VCDS LLC and GBR described on Exhibit 1.7A hereto..

“Second Amendment Effective Date”: October 3, 2007.
3.	Amendments to Article 5 of the Loan Agreement. The provisions of Article V of the Loan Agreement are hereby amended as follows:
a.	The provisions of Section 5.4(c)(ii) of the Loan Agreement are hereby amended by adding the words “as a result of the sale, assignment, or disposition of the Designated Leases and any “going out of business” sales of Inventory with respect to such Designated Leaseholds, all pursuant to the Burlington Agreement,” at the beginning thereof after the words “Other than” and before the words “leased departments.”

b.	The provisions of Section 5.19(b) of the Loan Agreement are hereby amended by adding the following at the end of the first sentence thereof:
The Administrative Agent and the Revolving Credit Lenders agree that, notwithstanding the foregoing, the sale of the Designated Leaseholds and any “going out of business” sales of Inventory with respect to such Designated Leaseholds shall not be deemed to constitute the failure of the Loan Parties to operate substantially in accordance with the Business Plan for the 2007 Fiscal Year.

4.	Amendments to Exhibits to Loan Agreement.
a.	All existing Exhibits to the Loan Agreement are hereby amended and restated in their entirety in the forms of such Exhibits attached hereto and incorporated by reference herein.

b.	The Loan Agreement is hereby amended by adding Exhibit 1.7A in the form annexed hereto.
5.	Release of Encumbrances. Upon the effectiveness of this Second Amendment and the sale or disposition of the Designated Leases, as long as no Event of Default then exists and is continuing, the Collateral Agent shall release any Encumbrances which the Collateral Agent holds on the Designated Leases (but not the proceeds from the disposition thereof) to secure the Liabilities. Such release shall, in all events, be subject to the provisions of Sections 8.4 and 8.5 of the Loan Agreement. The release of the Designated Leases shall in no way limit, modify, affect, or impair the rights of the Collateral Agent to continue to hold the balance of the Collateral to secure the Liabilities, including, without limitation, the rights of the Borrowers under the Burlington Agreement (including, without limitation, with respect to the letter of credit issued on behalf of Burlington Coat Factory Warehouse Corporation in favor of VCDS LLC thereunder).
6.	Representations and Warranties. The Borrowers hereby restate and reaffirm all representations, warranties, and covenants set forth in the Loan Agreement and the other Loan Documents as of the date hereof.
7.	Conditions Precedent to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:
a.	This Second Amendment shall have been duly executed and delivered by the Majority Lenders and the other parties hereto, and shall be in full force and effect and shall be in form and substance satisfactory to the Administrative Agent and the Majority Lenders.

b.	All action on the part of the Borrowers necessary for the valid execution, delivery and performance by the Borrowers of this Second Amendment and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

c.	The Lead Borrower and each other Loan Party shall each have delivered the following to the Administrative Agent, in form and substance satisfactory to the Administrative Agent:
(a)	Certificate of each Loan Party’s Secretary of the due adoption, continued effectiveness, and setting forth the text of each corporate resolution adopted in connection with the loan arrangement, as modified by the Second Amendment, and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.
(b)	Opinion of counsel to the Loan Parties.
d.	All costs and expenses incurred by the Agents in connection with the preparation and negotiation of this Second Amendment and related documents (including the fees and expenses of counsel to the Agents), shall have been paid in full.

e.	After giving effect to this Second Amendment, no Default or Event of Default shall be then occurring.

f.	The Loan Parties shall have executed and delivered to the Administrative Agent such other documents, instruments, and agreements as may be required by the Administrative Agent.
8.	Miscellaneous.
a.	This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, and all of which together shall constitute one instrument.

b.	This Second Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

c.	Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Second Amendment.

d.	The Loan Parties shall pay on demand all costs and expenses of the Agents, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Second Amendment.

e.	This Second Amendment and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of State of Ohio.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have duly executed this Second Amendment as of the day and year first above written.

BORROWERS:	VALUE CITY DEPARTMENT STORES LLC
	By:	/s/ James A. McGrady
		Name:	James A. McGrady
		Title:	Vice President

GRAMEX RETAIL STORES, INC.
By:	/s/ James A. McGrady
	Name:	James A. McGrady
	Title:	Chief Financial Officer

FILENE’S BASEMENT, INC.
By:	/s/ James A. McGrady
	Name:	James A. McGrady
	Title:	Chief Financial Officer

VALUE CITY OF MICHIGAN, INC.
By:	/s/ James A. McGrady
	Name:	James A. McGrady
	Title:	Chief Financial Officer

GB RETAILERS, INC.
By:	/s/ James A. McGrady
	Name:	James A. McGrady
	Title:	Chief Financial Officer

RETAIL VENTURES JEWELRY, INC.
By:	/s/ James A. McGrady
	Name:	James A. McGrady
	Title:	Chief Financial Officer

NATIONAL CITY BUSINESS CREDIT, INC. (Administrative Agent, Collateral agent and revolving credit lender)
By:	/s/ Daniel O'Rourke
	Name:	Daniel O'Rourke
	Title:	Director

BANK OF AMERICA, N.A.
By:	/s/ Thomas Araujo
	Name:	Thomas Araujo
	Title:	Vice President

WELLS FARGO RETAIL FINANCE II, LLC
By:	/s/ Adam Davis
	Name:	Adam Davis
	Title:	Assistant Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.
By:	/s/ Mark J. Long
	Name:	Mark J. Long
	Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ Rebecca A. Ford
	Name:	Rebecca A. Ford
	Title:	Duly Authorized Signatory

HSBC BUSINESS CREDIT (USA), INC.
By:	/s/ Jimmy Schwartz
	Name:	Jimmy Schwartz
	Title:	Vice President

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)
By:	/s/ Vicki Geist
	Name:	Vicki Geist
	Title:	Director

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ Eileen Roethier
	Name:	Eileen Roethier
	Title:	First Vice President